INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-52806 of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statement No. 333-62922, No. 333-65826, and No. 333-55306 of Glenbrook Life Multi-Manager Variable Account (the "Account"), to the use of our report dated March 8, 2002 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 29, 2002

                                   CONSENT OF
                                 FOLEY & LARDNER





     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses describing the Allstate Provider Advantage Variable Annuity, the Allstate Provider Ultra Variable Annuity, and the Allstate Provider Extra Variable Annuity contained in Post-Effective Amendment No. 4 to the Form S-3 Registration Statement of Glenbrook Life and Annuity Company (File No. 333-52806).





                                                             /s/ Foley & Lardner
                                                             FOLEY & LARDNER

Washington, D.C.
April 25, 2002